Exhibit 99.1

Verisk Reports Fourth-Quarter 2020 Financial Results

•	Consolidated revenues were $713 million for the fourth quarter of 2020, up 5.4%, and up 3.5% on an organic constant currency (OCC) basis.

•	Net income was $176 million for the fourth quarter of 2020, up 33.3%. Adjusted EBITDA, a non-GAAP measure, was $344 million, up 7.9%, and up 4.9% on an OCC basis.

•	Diluted GAAP earnings per share (GAAP EPS) were $1.07 for the fourth quarter of 2020. Diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, were $1.27.

•	Net cash provided by operating activities was $248.9 million for the fourth quarter of 2020, up 41.1%. Free cash flow, a non-GAAP measure, was $176.5 million, up 57.0%.

•	We paid a cash dividend of 27 cents per share on December 31, 2020. Our Board of Directors has approved an increase in our cash dividend to 29 cents per share payable on March 31, 2021.

•	We repurchased $50 million of our shares in the fourth quarter of 2020.

JERSEY CITY, N.J., February 23, 2021 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fourth quarter and fiscal year ended December 31, 2020.

Scott Stephenson, chairman, president, and CEO, said, “Despite the broader economic challenges the pandemic continues to present, Verisk delivered another year of strong organic constant currency revenue and adjusted EBITDA growth in 2020. These results demonstrate the resiliency and stability of our business model, the valuable impact of our technology and insights to customers, and the commitment of our more than 9,000 Verisk teammates to support our customers through an unprecedented period of digital transformation. We continue to have strong conviction in our long-term growth strategy and our plans to create durable shareholder value.”

Lee Shavel, CFO and group president, said, “Verisk delivered organic constant currency revenue growth of 3.5% and organic constant currency adjusted EBITDA growth of 4.9% in the fourth quarter, led by continued strength in our insurance business. During the year we generated $821 million in free cash flow, allowing us to continue to invest in our high growth, high return on investment projects while also returning capital to shareholders through repurchases and our dividend. Our dividend increase of 7.4% underscores our confidence in the long-term growth of our business and our capital management discipline.”

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Revenues	$713.3	$676.8	5.4%	$2,784.6	$2,607.1	6.8%
Net income	$176.2	$132.2	33.3%	$712.7	$449.9	58.4%
Adjusted EBITDA	$344.0	$318.8	7.9%	$1,376.5	$1,224.1	12.4%
Diluted GAAP EPS	$1.07	$0.80	33.8%	$4.31	$2.70	59.6%
Diluted adjusted EPS	$1.27	$1.13	12.4%	$5.04	$4.38	15.1%
Net cash provided by operating activities	$248.9	$176.4	41.1%	$1,068.2	$956.3	11.7%
Free cash flow	$176.5	$112.4	57.0%	$821.4	$739.5	11.1%

Revenues

Consolidated revenues increased 5.4% for fourth-quarter 2020 and 3.5% on an OCC basis.

We have analyzed our solutions and services to assess the impact of COVID-19 on our revenue streams. We have not identified any material impact stemming from COVID-19 on approximately 85% of our revenues at this point, as much of these revenues are subscription-based and subject to long-term contracts. These revenues increased 6.5% on an OCC basis in the fourth quarter of 2020. Of the remaining 15%, we have identified specific solutions and services, largely transactional in nature, that are being negatively impacted by COVID-19. These revenues declined 12.5% on an OCC basis in fourth-quarter 2020 compared to the prior-year period.

Revenues and Revenue Growth by Segment

(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	December 31,		December 31, 2020
	2020	2019	Reported	OCC
Underwriting & rating	$355.1	$321.2	10.6%	6.8%
Claims	156.8	150.4	4.2%	8.8%
Insurance	511.9	471.6	8.5%	7.4%
Energy and Specialized Markets	163.3	157.8	3.5%	(3.9)%
Financial Services	38.1	47.4	(19.6)%	(13.0)%
Revenues	$713.3	$676.8	5.4%	3.5%

			Revenue Growth
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2020
	2020	2019	Reported	OCC
Underwriting & rating	$1,390.6	$1,254.3	10.9%	6.7%
Claims	595.7	610.9	(2.5)%	2.1%
Insurance	1,986.3	1,865.2	6.5%	5.3%
Energy and Specialized Markets	641.6	563.9	13.8%	(1.3)%
Financial Services	156.7	178.0	(12.0)%	(3.0)%
Revenues	$2,784.6	$2,607.1	6.8%	3.3%

Insurance segment revenues grew 8.5% in the fourth quarter of 2020 and 7.4% on an OCC basis.

•

Underwriting & rating revenues increased 10.6% in the quarter and 6.8% on an OCC basis, resulting primarily from annual increases in prices derived from continued enhancements to the content of the solutions within our industry-standard insurance programs, as well as selling expanded solutions to existing customers in commercial and personal lines. In addition, catastrophe modeling services contributed to the growth. These increases were partially offset by a decrease in certain transactional revenues.

•

Claims revenue grew 4.2% in the quarter and increased 8.8% on an OCC basis. Growth was primarily driven by repair cost estimating solutions revenue, claims analytics revenue, and workers compensation claims resolution services.

Energy and Specialized Markets segment revenue increased 3.5% in the quarter and declined 3.9% on an OCC basis. The Genscape acquisition, environmental health and safety service solutions and core research contributed to the growth. The decrease in the segment was primarily due to declines in consulting revenues in connection with the COVID-19 pandemic and declines in cost intelligence solutions' implementation projects that did not reoccur.

Financial Services segment revenue decreased 19.6% in the quarter and 13.0% on an OCC basis, primarily the result of lower levels of project spending from our bank customers stemming from the COVID-19 pandemic.

Net Income and Adjusted EBITDA

During fourth-quarter 2020, net income increased 33.3%. Adjusted EBITDA increased 7.9%, and 4.9% on an OCC basis.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Consolidated EBITDA and adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2020	2019	2020	2019	2020	2019	2020 Reported	2020 OCC	2020	2019
Insurance	$283.1	$238.2	55.3%	50.5%	$282.6	$247.7	14.1%	12.2%	55.2%	52.5%
Energy and Specialized Markets	51.3	33.5	31.4	21.3	51.3	52.0	(1.4)	(19.5)	31.4	32.9
Financial Services	10.1	19.1	26.6	40.3	10.1	19.1	(47.0)	(28.1)	26.6	40.3
Consolidated	$344.5	$290.8	48.3	43.0	$344.0	$318.8	7.9	4.9	48.2	47.1

	Twelve months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2020	2019	2020	2019	2020	2019	2020 Reported	2020 OCC	2020	2019
Insurance	$1,129.3	$823.3	56.9%	44.1%	$1,115.5	$980.4	13.8%	12.5%	56.2%	52.6%
Energy and Specialized Markets	216.8	141.2	33.8	25.0	216.8	183.1	18.5	(0.9)	33.8	32.5
Financial Services	47.7	54.4	30.4	30.6	44.2	60.6	(27.2)	(3.7)	28.2	34.1
Consolidated	$1,393.8	$1,018.9	50.1	39.1	$1,376.5	$1,224.1	12.4	9.8	49.4	47.0

Earnings Per Share

Diluted EPS increased 33.8% to $1.07 for the fourth quarter of 2020 primarily due to a decrease in acquisition-related costs (earn-outs) and a lower effective tax rate.

Diluted adjusted EPS grew 12.4% to $1.27 for the fourth quarter of 2020, reflecting cost discipline in the business, a reduction in travel expenses as a result of COVID-19, and a lower average share count.

Cash Flow

Net cash provided by operating activities was $248.9 million for the fourth quarter of 2020, up 41.1%. Capital expenditures were $72.4 million for the fourth quarter of 2020, up 13.1%. Free cash flow was $176.5 million for the fourth quarter of 2020, up 57.0%, primarily due to an increase in collections, a reduction in income tax payments primarily due to an increase in deductible stock option exercises, the deferral of certain employer payroll taxes resulting from the CARES Act, and a reduction in travel payments as a result of COVID-19.

Free cash flow represented 51.3% of adjusted EBITDA for the fourth quarter of 2020, compared with 35.3% in the prior-year period.

Dividend

On December 31, 2020, we paid a cash dividend of 27 cents per share of common stock issued and outstanding to the holders of record as of December 15, 2020.

On February 17, 2021, our Board of Directors approved a 7.4% increase in our cash dividend to 29 cents per share of common stock issued and outstanding, payable on March 31, 2021, to holders of record as of March 15, 2021.

Share Repurchases

We repurchased approximately 260 thousand shares through an accelerated share repurchase (ASR) program at an average price of $190.19, for a total cost of $50 million for the fourth quarter of 2020. We also entered into an additional $50 million ASR agreement; the associated shares will be delivered and settled in March 2021. At December 31, 2020, we had $279 million remaining under our share repurchase authorization. On February 16, 2021, our Board of Directors approved an additional authorization of $300 million.

Conference Call

Our management team will host a live audio webcast on Wednesday, February 24, 2021, at 8:30 a.m. EST (5:30 a.m. PST, 1:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 1-512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on our investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 1-404-537-3406 for international participants using conference ID #5731667.

About Verisk

We (Nasdaq:VRSK) provide predictive analytics and decision support solutions to customers in the insurance, energy and specialized markets, and financial services industries. More than 70 percent of the FORTUNE 100 uses our advanced technologies to manage risks, make better decisions and improve operating efficiency. Our analytic solutions address insurance underwriting and claims, fraud, regulatory compliance, natural resources, catastrophes, economic forecasting, geopolitical risks, as well as environmental, social, and governance (ESG) matters. Celebrating our 50th anniversary, we continue to make the world better, safer, and stronger, and foster an inclusive and diverse culture where all team members feel they belong. With more than 100 offices in nearly 35 countries, we consistently earn certification by Great Place to Work®. For more, please visit our website at http://verisk.com or follow our social media profiles on LinkedIn, Twitter, Facebook, and YouTube.

Contact:

Investor Relations

Stacey Brodbar

Head of Investor Relations

Verisk

201-469-4327

IR@verisk.com

Media

Alberto Canal

Verisk

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), nonrecurring gain/loss, and interest income on the subordinated promissory note. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they allow for greater transparency regarding our operating performance and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; (iv) nonrecurring gain/loss, net of tax; and (v) interest income on the subordinated promissory note, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic Constant Currency (OCC): Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We define “organic” as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. The organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison. A disposition’s results are removed from all prior periods presented to allow for comparability. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA, and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2020 and 2019

	2020	2019
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$218.8	$184.6
Accounts receivable, net	432.4	441.6
Prepaid expenses	81.2	60.9
Income taxes receivable	25.4	25.9
Other current assets	36.4	17.8
Current assets held for sale	—	14.1
Total current assets	794.2	744.9
Noncurrent assets:
Fixed assets, net	632.3	548.1
Operating lease right-of-use assets, net	267.6	218.6
Intangible assets, net	1,384.8	1,398.9
Goodwill	4,108.1	3,864.3
Deferred income tax assets	9.1	9.8
Other noncurrent assets	365.7	159.8
Noncurrent assets held for sale	—	110.8
Total assets	$7,561.8	$7,055.2

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$406.7	$375.0
Acquisition-related liabilities	0.6	111.2
Short-term debt and current portion of long-term debt	514.3	499.4
Deferred revenues	466.7	440.1
Operating lease liabilities	38.7	40.6
Income taxes payable	3.8	6.8
Current liabilities held for sale	—	18.7
Total current liabilities	1,430.8	1,491.8
Noncurrent liabilities:
Long-term debt	2,699.6	2,651.6
Deferred income tax liabilities	396.9	356.0
Operating lease liabilities	271.6	208.1
Other noncurrent liabilities	64.7	48.8
Noncurrent liabilities held for sale	—	38.1
Total liabilities	4,863.6	4,794.4
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 162,817,526 and 163,161,564 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,490.9	2,369.1
Treasury stock, at cost, 381,185,512 and 380,841,474 shares, respectively	(4,179.3)	(3,849.9)
Retained earnings	4,762.2	4,228.4
Accumulated other comprehensive loss	(375.7)	(486.9)
Total stockholders’ equity	2,698.2	2,260.8
Total liabilities and stockholders’ equity	$7,561.8	$7,055.2

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended December 31, 2020 and 2019

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in millions, except for share and per share data)
Revenues	$713.3	$676.8	$2,784.6	$2,607.1
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	260.5	259.8	993.9	976.8
Selling, general and administrative	109.0	124.8	413.9	603.5
Depreciation and amortization of fixed assets	50.8	47.7	192.2	185.7
Amortization of intangible assets	42.3	37.9	165.9	138.0
Other operating (income) loss	—	—	(19.4)	6.2
Total operating expenses	462.6	470.2	1,746.5	1,910.2
Operating income	250.7	206.6	1,038.1	696.9
Other income (expense):
Investment income (loss) and others, net	0.7	(1.4)	(2.4)	(1.7)
Interest expense	(35.4)	(33.1)	(138.2)	(126.8)
Total other expense, net	(34.7)	(34.5)	(140.6)	(128.5)
Income before income taxes	216.0	172.1	897.5	568.4
Provision for income taxes	(39.8)	(39.9)	(184.8)	(118.5)
Net income	$176.2	$132.2	$712.7	$449.9
Basic net income per share	$1.08	$0.81	$4.38	$2.75
Diluted net income per share	$1.07	$0.80	$4.31	$2.70
Weighted-average shares outstanding:
Basic	162,673,926	163,289,013	162,610,586	163,535,438
Diluted	164,723,137	166,218,621	165,320,709	166,560,115

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2020 and 2019

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in millions)
Cash flows from operating activities:
Net income	$176.2	$132.2	$712.7	$449.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	50.8	47.7	192.2	185.7
Amortization of intangible assets	42.3	37.9	165.9	138.0
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.5	0.4	1.8	3.9
Provision for doubtful accounts	6.3	2.1	13.1	7.2
Other operating (income) expenses	—	—	(19.4)	6.2
Stock-based compensation expense	8.5	6.3	47.6	42.7
Realized gain on available-for-sale securities, net	—	(0.2)	—	(0.9)
Deferred income taxes	20.2	(1.9)	31.1	(29.3)
Loss on disposal of fixed assets, net	0.1	0.3	0.6	0.3
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	5.4	(15.8)	1.8	(70.3)
Prepaid expenses and other assets	(4.4)	0.2	(66.5)	(19.7)
Operating lease right-of-use assets, net	14.5	22.8	43.1	51.3
Income taxes	(3.8)	1.1	(0.5)	15.0
Acquisition-related liabilities	(13.6)	29.9	(77.0)	70.4
Accounts payable and accrued liabilities	36.4	(1.8)	24.3	150.9
Deferred revenues	(73.1)	(60.1)	21.2	11.4
Operating lease liabilities	(13.0)	(22.3)	(29.6)	(49.5)
Other liabilities	(4.4)	(2.4)	5.8	(6.9)
Net cash provided by operating activities	248.9	176.4	1,068.2	956.3
Cash flows from investing activities:
Acquisitions, net of cash acquired of $5.9 and $3.6, and $11.1 and $10.4, respectively	(123.9)	(589.7)	(275.8)	(699.2)
Proceeds from sale of assets	—	—	23.1	—
Investments in non-public companies	(31.0)	—	(94.8)	—
Escrow funding associated with acquisitions	(1.3)	—	(9.3)	(4.5)
Capital expenditures	(72.4)	(64.0)	(246.8)	(216.8)
Other investing activities, net	(2.5)	0.3	7.8	(7.4)
Net cash used in investing activities	(231.1)	(653.4)	(595.8)	(927.9)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in millions)
Cash flows from financing activities:
Proceeds (repayment) of short-term debt, net	50.0	485.0	(445.0)	80.0
Repayments of current portion of long-term debt	—	—	—	(250.0)
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	—	494.8	619.7
Proceeds from issuance of short-term debt with original maturities greater than three months	—	—	20.0	—
Repayment of short-term debt with original maturities greater than three months	—	—	(20.0)	—
Payment of debt issuance costs	—	(1.0)	(5.7)	(6.3)
Repurchases of common stock	(50.0)	(100.0)	(348.8)	(300.0)
Net share settlement of taxes from restricted stock awards	(0.6)	(0.4)	(4.1)	(5.5)
Payment of contingent liability related to acquisition	—	—	(34.2)	—
Proceeds from stock options exercised	19.7	6.6	88.0	52.4
Dividends paid	(44.0)	(40.8)	(175.8)	(163.5)
Other financing activities, net	(1.4)	(3.7)	(14.4)	(15.9)
Net cash (used in) provided by financing activities	(26.3)	345.7	(445.2)	10.9
Effect of exchange rate changes	5.5	4.4	6.7	6.1
Net (decrease) increase in cash and cash equivalents, including cash classified within current assets held for sale	(3.0)	(126.9)	33.9	45.4
Less: (Decrease) increase in cash classified within current assets held for sale	—	(0.3)	0.3	(0.3)
(Decrease) increase in cash and cash equivalents	(3.0)	(127.2)	34.2	45.1
Cash and cash equivalents, beginning of period	221.8	311.8	184.6	139.5
Cash and cash equivalents, end of period	$218.8	$184.6	$218.8	$184.6
Supplemental disclosures:
Income taxes paid	$23.7	$40.9	$156.5	$139.8
Interest paid	$51.4	$42.7	$134.3	$119.9
Noncash investing and financing activities:
Debt issuance costs included in accounts payable and accrued liabilities	$—	$1.3	$—	$—
Deferred tax liability established on date of acquisitions	$11.2	$40.6	$13.0	$43.4
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$—	$—	$247.6
Finance lease additions	$5.5	$1.0	$30.9	$20.2
Operating lease additions, net of terminations	$40.3	$10.4	$87.8	$13.7
Tenant improvement included in operating lease right-of-use assets, net	$0.1	$0.1	$—	$1.7
Gain on sale of assets included in other current and long term assets	$—	$—	$3.5	$—
Fixed assets included in accounts payable and accrued liabilities	$0.3	$1.6	$0.8	$1.6
Non-cash contribution of assets for a non-public company	$—	$—	$65.9	$—
Dividend payable included in other liabilities	$0.2	$0.6	$0.7	$0.6

Non-GAAP Reconciliations

Consolidated Adjusted EBITDA Reconciliation

(in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020		2019		2020		2019
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$176.2	24.7%	$132.2	19.6%	$712.7	25.6%	$449.9	17.3%
Depreciation and amortization of fixed assets	50.8	7.1	47.7	7.0	192.2	6.9	185.7	7.1
Amortization of intangible assets	42.3	5.9	37.9	5.6	165.9	6.0	138.0	5.3
Interest expense	35.4	5.0	33.1	4.9	138.2	5.0	126.8	4.9
Provision for income taxes	39.8	5.6	39.9	5.9	184.8	6.6	118.5	4.5
EBITDA	344.5	48.3	290.8	43.0	1,393.8	50.1	1,018.9	39.1
Litigation reserve	—	—	—	—	—	—	125.0	4.8
Acquisition-related costs (earn-outs)	(0.5)	(0.1)	28.0	4.1	2.1	0.1	74.0	2.9
(Gain) loss from dispositions	—	—	—	—	(19.4)	(0.8)	6.2	0.2
Adjusted EBITDA	344.0	48.2	318.8	47.1	1,376.5	49.4	1,224.1	47.0
Adjusted EBITDA from acquisitions and dispositions	(11.9)	1.5	(6.1)	1.6	(44.3)	1.6	(14.5)	0.8
Organic adjusted EBITDA	332.1	49.7	$312.7	48.7	1,332.2	51.0	$1,209.6	47.8

Segment Results Summary and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues and adjusted EBITDA are non-GAAP measures.

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$511.9	$163.3	$38.1	$471.6	$157.8	$47.4
Revenues from acquisitions and dispositions	(20.4)	(23.6)	(0.7)	(14.9)	(14.8)	(4.5)
Organic revenues	$491.5	$139.7	$37.4	$456.7	$143.0	$42.9

EBITDA	$283.1	$51.3	$10.1	$238.2	$33.5	$19.1
Acquisition-related costs (earn-outs)	(0.5)	—	—	9.5	18.5	—
Adjusted EBITDA	282.6	51.3	10.1	247.7	52.0	19.1
Adjusted EBITDA from acquisitions and dispositions	(4.8)	(8.6)	1.5	0.2	(2.8)	(3.5)
Organic adjusted EBITDA	$277.8	$42.7	$11.6	$247.9	$49.2	$15.6

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$1,986.3	$641.6	$156.7	$1,865.2	$563.9	$178.0
Revenues from acquisitions and dispositions	(68.5)	(98.3)	(3.1)	(44.0)	(14.8)	(19.2)
Organic revenues	$1,917.8	$543.3	$153.6	$1,821.2	$549.1	$158.8

EBITDA	$1,129.3	$216.8	$47.7	$823.3	$141.2	$54.4
Litigation reserve	—	—	—	125.0	—	—
Acquisition-related costs (earn-outs)	2.1	—	—	32.1	41.9	—
(Gain) loss from dispositions	(15.9)	—	(3.5)	—	—	6.2
Adjusted EBITDA	1,115.5	216.8	44.2	980.4	183.1	60.6
Adjusted EBITDA from acquisitions and dispositions	(12.8)	(33.8)	2.3	(0.4)	(1.5)	(12.6)
Organic adjusted EBITDA	$1,102.7	$183.0	$46.5	$980.0	$181.6	$48.0

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	55.3%	31.4%	26.6%	50.5%	21.3%	40.3%
Acquisition-related costs (earn-outs)	(0.1)	—	—	2.0	11.6	—
Adjusted EBITDA margin	55.2	31.4	26.6	52.5	32.9	40.3

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	56.9%	33.8%	30.4%	44.1%	25.0%	30.6%
Litigation reserve	—	—	—	6.7	—	—
Acquisition-related costs (earn-outs)	0.1	—	—	1.8	7.5	—
(Gain) loss from dispositions	(0.8)	—	(2.2)	—	—	3.5
Adjusted EBITDA margin	56.2	33.8	28.2	52.6	32.5	34.1

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating expenses	$462.6	$470.2	$1,746.5	$1,910.2
Depreciation and amortization of fixed assets	(50.8)	(47.7)	(192.2)	(185.7)
Amortization of intangible assets	(42.3)	(37.9)	(165.9)	(138.0)
Investment (income) loss and others, net	(0.7)	1.4	2.4	1.7
Litigation reserve	—	—	—	(125.0)
Acquisition-related costs (earn-outs)	0.5	(28.0)	(2.1)	(74.0)
Gain (loss) from dispositions	—	—	19.4	(6.2)
Adjusted EBITDA expenses	$369.3	$358.0	$1,408.1	$1,383.0

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$176.2	$132.2	$712.7	$449.9
plus: Amortization of intangibles	42.3	37.9	165.9	138.0
less: Income tax effect on amortization of intangibles	(9.3)	(8.0)	(36.5)	(29.0)
plus: Litigation reserve	—	—	—	125.0
less: Income tax effect on litigation reserve	—	—	—	(29.9)
plus: Acquisition-related costs and interest expense (earn-outs)	(0.5)	28.2	2.1	75.1
less: Income tax effect on acquisition-related costs and interest expense (earn-outs)	0.1	(1.9)	(0.5)	(4.7)
less: (Gain) loss from dispositions	—	—	(19.4)	6.2
plus: Income tax on effect on (gain) loss from dispositions	—	—	9.6	(1.5)
Adjusted net income	$208.8	$188.4	$833.9	$729.1

Diluted EPS	$1.07	$0.80	$4.31	$2.70
Diluted adjusted EPS	$1.27	$1.13	$5.04	$4.38

Weighted-average diluted shares outstanding	164.7	166.2	165.3	166.6

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	Change	2020	2019	Change
Net cash provided by operating activities	$248.9	$176.4	41.1%	$1,068.2	$956.3	11.7%
Capital expenditures	(72.4)	(64.0)	13.1	(246.8)	(216.8)	13.8
Free cash flow	$176.5	$112.4	57.0	$821.4	$739.5	11.1